EXHIBIT 99.N4


                                   SCHEDULE U
                                   -----------

                              EDGEWOOD GROWTH FUND



---------------------------- ------------------------- -------------------------
           FUND               INSTITUTIONAL SHARES          RETAIL SHARES
---------------------------- ------------------------- -------------------------
   Edgewood Growth Fund                X                          X
---------------------------- ------------------------- -------------------------








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                            THE EDGEWOOD GROWTH FUND
                        CERTIFICATE OF CLASS DESIGNATION

                              INSTITUTIONAL SHARES
                              --------------------


1.       CLASS SPECIFIC DISTRIBUTION ARRANGEMENTS, OTHER EXPENSES
         --------------------------------------------------------

         Institutional Shares are sold without a load or sales charge, and do not impose a shareholder service fee or asset-based sales charge.

2.       ELIGIBILITY OF PURCHASERS
         -------------------------

         Institutional Shares are principally designed for purchase by institutional investors, subject to the minimum investment requirement described in the Fund's prospectus.

3.       EXCHANGE PRIVILEGES
         -------------------

         Institutional Shares do not have exchange privileges.

4.       VOTING RIGHTS
         -------------

         Each Institutional Share shareholder will have one vote for each full Institutional Share held and a fractional vote for each fractional Institutional Share held. Institutional Share shareholders will have:
         (i) exclusive voting rights regarding any matter submitted to shareholders that relates solely to its distribution or shareholder servicing arrangements; (ii) separate voting rights on any other matter submitted to shareholders in which the interests of the Institutional Share shareholders differ from the interests of holders of any other class; and (iii) in all other respects the same rights and obligations as any other class.

5.       CONVERSION RIGHTS
         -----------------

         Institutional Shares do not have a conversion feature.

                            THE EDGEWOOD GROWTH FUND
                        CERTIFICATE OF CLASS DESIGNATION

                                  RETAIL SHARES



1.       CLASS SPECIFIC DISTRIBUTION ARRANGEMENTS, OTHER EXPENSES
         --------------------------------------------------------

         Retail Shares are sold without a load or sales charge, but are subject to a shareholder service plan under which the Fund may pay an annual fee up to 0.25% of assets attributable to Retail Shares (the "Plan"). The fee is used to compensate service providers for services and expenses incurred in connection with shareholder or account maintenance services, or to compensate service providers for providing ongoing account maintenance and other services to Retail Shares shareholders (including, where applicable, any underlying beneficial owners) identified in the Plan.

         Retail Shares are also subject to a Rule 12b-1 fee. The Trust, on behalf of the Fund, will reimburse the Distributor annually for expenses incurred in connection with its distribution activities under the Distribution Plan approved by the Board of Trustees not to exceed an annual rate of 0.25% of the Fund's average daily net assets attributable to the Retail Shares of the Fund. Such activities include those associate with the promotion and sale of the Fund's Retail Shares including, without limitation, travel and communication expenses and expenses for the compensation of and benefits for sales personnel.

2.       ELIGIBILITY OF PURCHASERS
         -------------------------

         Retail Shares are principally designed for purchase by individual investors, subject to the minimum investment requirement described in the Fund's prospectus.

3.       EXCHANGE PRIVILEGES
         -------------------

         Retail Shares do not have exchange privileges.

4.       VOTING RIGHTS
         -------------

         Each Retail Share shareholder will have one vote for each full Retail Share held and a fractional vote for each fractional Retail Share held. Retail Share shareholders will have: (i) exclusive voting rights regarding any matter submitted to shareholders that relates solely to its distribution or shareholder servicing arrangements; (ii) separate voting rights on any other matter submitted to shareholders in which the interests of the Retail Share shareholders differ from the interests of holders of any other class; and (iii) in all other respects the same rights and obligations as any other class.

5.       CONVERSION RIGHTS
         -----------------

         Retail Shares do not have a conversion feature.